                                                                    Exhibit 10.6

     SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT dated as of February 28, 1997 between Genomica Corporation, a Delaware corporation (the "Company"), and the several purchasers named in the attached Schedule I (individually a "Purchaser" and collectively the "Purchasers").

     WHEREAS, the Company wishes to issue and sell an aggregate of up to 4,980,100 shares (the "Preferred Shares") of the authorized but unissued Series A Convertible Preferred Stock, $.001 par value, of the Company (the "Series A Convertible Preferred Stock"); and

     WHEREAS, the Purchasers, severally, wish to purchase some or all of the Preferred Shares on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

SECTION 1.  THE PREFERRED SHARES
            --------------------

     SECTION 1.1  Issuance, Sale and Delivery of the Preferred Shares. The
                  ---------------------------------------------------
Company agrees to issue and sell to each Purchaser, and each Purchaser hereby agrees to purchase from the Company, the number of Preferred Shares set forth opposite the name of such Purchaser under the heading "Number of Preferred Shares to be Purchased" on Schedule I, at the aggregate purchase price set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule 1.

     SECTION 1.2  Closing. The closing of the purchase and sale of Preferred
                  -------
Shares hereunder shall take place at the offices of Dechert Price & Rhoads, Philadelphia, at 10:00 a.m., New York time, on February 28, 1997, or at such other location, date and time as may be agreed upon between the Purchasers and the Company (such closing being called the "Closing" and such date and time being called the "Closing Date"). At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) transfer to the account of the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I, (ii) if
                                                           ----------
applicable, deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum or (iii) deliver or transfer such sum to the Company by any combination of such methods of payments. Notwithstanding the preceding sentence, a Purchaser may give written notice to the Company not later than two (2) business days prior to the Closing Date, that such Purchaser desires to deliver its consideration at such other time not later than sixty
(60) days following the Closing Date. Upon delivery of such notice, such Purchaser shall be obligated, without any further condition, to deliver its consideration no later than the date specified in the notice. The Company shall not be obligated to deliver any stock certificates and such Purchaser shall have no rights as a stockholder in the Company until such Purchaser delivers its consideration to the Company.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
           ---------------------------------------------

The Company represents and warrants to the Purchasers that, as of the Closing Date, except as set forth in the Disclosure Schedule attached as Schedule II:
                                                                 -----------

     SECTION 2.1  Organization, Qualifications Corporate Power.
                  --------------------------------------------

           (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in the Commonwealth of Pennsylvania and in the State of New York and each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where failure to so qualify would not have a material adverse effect on the business, affairs or prospects of the Company. The Company has the corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement, to issue, sell and deliver the Preferred Shares and to issue and deliver the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares").

           (b) The Company has no subsidiaries. The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

     SECTION 2.2  Authorization of Agreements, Etc.
                  --------------------------------

           (a) The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation of the Company, as amended (the "Charter") or the By-laws of the Company (the "By-Laws"), as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, the execution, delivery and performance of this Agreement does not violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument.

           (b) The Preferred Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable shares of Series A Convertible Preferred Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. The Conversion Shares have been duly reserved for issuance upon conversion of the Preferred Shares and, when so issued, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by or through the Company. Neither the issuance, sale nor delivery of the Preferred Shares nor the issuance nor delivery of the Conversion Shares is subject to any preemptive right of stockholders of the Company or to any right of first refusal or other right in favor of any person which has not been waived.

          (c) Immediately after the Closing, the Purchasers shall have obtained the same benefits as the purchasers of the Company's Series A Preferred Stock pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated as of March 22, 1996 between the Company and the purchasers named therein (the "Initial Purchase Agreement"), as if the Purchasers purchased the Preferred Shares on such date, in and to the following: (i) that certain Registration Rights Agreement dated as of March 22, 1996 by and among the Company and Harris and Harris Group, Inc. ("Harris"), Falcon Technology Partners, L.P. ("Falcon"), Cold Spring Harbor Laboratory ("CSH"), John Maroney ("Maroney"), James L. Rathmann ("JRathmann"), Margaret C. Rathmann ("MRathmann"), Sally A. Rathmann ("SRathmann"), Laura Jean Rathmann ("LRathmann"), Richard G. Rathmann ("RRathmann"), Thomas G. Marr ("Marr"), Jacqueline Salit ("Salit"), Steven Cozza ("Cozza") and Donald Fisher ("Fisher") (the "Registration Rights Agreement");
(ii) Sections 6, 7 and 9 through 19 of those certain Founders Agreements, each dated as of March 22, 1996 by and between the Company and each of Marr, Salit, Cozza and Fisher (the "Founders Agreements"); (iii) Sections 2, 3 and 5 through 15 of those certain Stockholders Agreements, each dated as of March 22, 1996 by and between the Company and each of CSH and Maroney (the "CSH Stockholders Agreements"); and (iv) Sections 3 through 14 of that certain Stockholders Agreement dated as of March 22, 1996 by and among the Company and JRathmann, MRathmann, SRathmann, LRathmann and RRathmann (the "Rathmann Stockholders Agreement") (each of the Registration Rights Agreement, the Founders Agreements, the CSH Stockholders Agreements and the Rathmann Stockholders Agreement, and that certain Voting Agreement dated as of March 22, 1996 by and among Harris, Falcon, CSH, Maroney, JRathmann, MRathmann, SRathmann, LRathmann, RRathmann, Marr, Salit, Cozza and Fisher (the "Voting Agreement") are hereinafter collectively referred to as the "Transaction Agreements").

     SECTION 2.3  Validity.  This Agreement has been duly executed and delivered
                  --------
by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, and the Transaction Agreements, when this Agreement is executed and delivered by the Consenting Stockholders, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms (subject in each case, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally and general principles of equity).

     SECTION 2.4  Authorized Capital Stock. The authorized capital stock of the
                  ------------------------
Company consists of (i) 18,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), all of which have been designated Series A Convertible Preferred Stock, and (ii) 22,000,000 shares of Common Stock. Immediately prior to the Closing, 3,320,400 shares of

Series A Convertible Preferred Stock and 2,747,308 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and 3,320,400 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock. Immediately after giving effect to the Closing, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in the attached Schedule III. The
                                                   ------------
designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit A, and all such designations, powers, preferences, rights,
---------
qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached
Schedule III, (i) no person owns of record or is known to the Company to own
------------
beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) except as provided by this Agreement and the Charter, there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof Except as provided for in the Charter, and the agreements set forth on Schedule II, there are no voting trusts or agreements, pledge
         -----------
agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries to which the Company or any of its subsidiaries or, to the Company's knowledge, any other person or entity, is a party. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws.

     SECTION 2.5  Third Party Approvals.  No registration or filing with, or
                  ---------------------
consent or approval of or other action by any third party, including any governmental entity, is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the Transaction Agreements, the issuance, sale and delivery of the Preferred Shares or upon conversion thereof, the issuance and delivery of the Conversion Shares, other than filings pursuant to state securities laws (all of which filings have been made by the Company, other than those which are required to be made after the Closing and which will be duly made on a timely basis) in connection with the sale of the Preferred Shares.

     SECTION 2.6  Proprietary Information of Third Parties. To the best
                  ----------------------------------------
knowledge of the Company, no third party has claimed or has reason to claim that any person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has (a) violated or may be violating any of the terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company that suggests that such a claim might be contemplated. To the best knowledge of the Company, no person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the best knowledge of the Company, no person employed by or affiliated with (or currently proposed to be employed by or affiliated with) the Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. To the best knowledge of the Company, none of the execution or delivery of this Agreement, or the carrying on of the business of the Company as officers, employees or agents by any officer, director or key employee of the Company (or currently proposed to be such an officer, director or key employee), or the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

     SECTION 2.7  Material Agreements.  The Company is not in default in the
                  -------------------
performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party that may result in any material adverse change in the business, operations or financial condition of the Company. The Company is not obligated under any contract or agreement or subject to any charter or other corporate restriction which materially adversely affects the Company's business, properties, assets, prospects or condition (financial or otherwise).

     SECTION 2.8  Patents, Trademarks, Etc.
                  ------------------------

     (a) Set forth in Schedule II is a list and brief description of all
                      -----------
domestic and foreign patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names and copyrights, and all applications for such which are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, customer lists and know how (collectively, "Intellectual Property") necessary or desirable to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the best of the Company's knowledge, threatened to the effect that the operations of the Company as conducted and as proposed to be conducted infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and to the best of the Company's knowledge there is no basis for any such claim (whether or not pending or threatened). No claim is pending or, to the best of the Company's knowledge, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no basis for any such claim (whether or not pending or threatened). To the best of the Company's knowledge, all technical information developed by and belonging to the Company that has not been patented has been kept confidential.

          (b) No person or entity has any right, title or interest of any kind in or to any of the research and other work which has been performed prior to the date hereof by or under the direction of the Founders with respect to the business of the Company, except for (i) the parties to the Founders Agreements, each of whom has executed either an Employee Nondisclosure and Developments Agreement or a Nondisclosure Agreement (in the case of employees of CSH), (ii) CSH, which has licensed its entire right, title and interest in and to all such research and other work to the Company pursuant to a License Agreement dated as of March 22, 1996, and (iii) the rights of any governmental agency as set forth on Schedule II.
   -----------

     SECTION 2.9   Financial Statements; Undisclosed Liabilities. The Company
                   ---------------------------------------------
has furnished to the Purchasers the unaudited consolidated balance sheet of the Company as of December 31, 1996 and the related unaudited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company for the twelve-month period then ended, certified by the principal financial officer of the Company. Such financial statements are complete and correct, subject to final year-end and audit adjustments, have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fairly present in all material respects the consolidated financial position of the Company as of such respective dates, and the consolidated results of its operations and cash flows for the respective periods then ended. To the best knowledge of the Company, as of December 31, 1996, the Company had no liability or obligation of a nature required to be set forth on balance sheet according to GAAP, except to the extent reflected as a liability on the financial statements described in this Section 2.9.

     SECTION 2.10  Litigation. There are no (a) actions, suits, proceedings or
                   ----------
investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's knowledge, threatened against or affecting the Company, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company.

     SECTION 2.11  Events Subsequent to December 31, 1996.  Since December 31,
                   --------------------------------------
1996, there has not been any material adverse change in the assets, liabilities, income, business, operations or prospects of the Company. Since December 31, 1996, except as set forth in Schedule II hereto or as contemplated hereby, the Company has not (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent other than current liabilities shown on its balance sheet as of December 31, 1996 referred to in
Section 2.9 hereof and current liabilities incurred since that date; in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business.

     SECTION 2.12  Title to Properties. The Company has good and marketable
                   -------------------
title to all of its owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances (as defined below). As of the Closing and after giving effect to the transactions contemplated hereby, the Company will have good and marketable title to all its properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except under for Permitted Encumbrances. As used herein, "Permitted Encumbrances" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule II hereto,
                                                          -----------
(ii) liens for current taxes, assessments and other governmental charges not overdue, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

     SECTION 2.13  Taxes.  The Company has filed or caused to be filed all
                   -----
Federal, state, local and foreign tax returns that are required to be filed and has paid or caused to be paid all taxes shown as due on all such returns or on any assessment received by it.

     SECTION 2.14  Insurance.  All policies of liability, theft, fidelity,
                   ---------
business interruption, life, fire, product liability, workmen's compensation, health and other forms of insurance held by the Company are valid and enforceable policies and are outstanding and duly in force and all premiums with respect thereto are paid to date. The amounts of coverage under such policies of insurance for the assets and properties of the Company are adequate against risks usually insured against by persons operating similar businesses and operating similar properties.

     SECTION 2.15  Compensation Arrangements.  Except as set forth in Schedule
                   -------------------------
II hereto, (i) the Company is not a party to any employment or deferred compensation agreements that require payments by the Company to any individual in excess of $100,000, or in the aggregate, in excess of $500,000, in each case, in any year (ii) the Company does not have any bonus, incentive or profit-sharing plans that would require payments by the Company to any individual in an amount equal to or exceeding $50,000 in any one year, and (iii) there are no existing material arrangements or proposed material transactions between the Company and any officer or director or holder of more than 5% of the capital stock of the Company. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers and shall be amended to the satisfaction of Purchasers prior to the Closing.

     SECTION 2.16  Securities Laws.  Assuming the accuracy of the
                   ---------------
representations and warranties of each Purchaser set forth in Section 3 below are true and correct, the issuance, sale and delivery of the Preferred Shares to each Purchaser on the Closing Date, under the circumstances contemplated by this Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     SECTION 2.17  Environmental Matters. The Company has complied with each and
                   ---------------------
is not in violation of any, federal, state or local law, regulation, permit, provision or ordinance relating to the generation, storage, transportation, treatment or disposal of hazardous, toxic or polluting substances, except where such noncompliance or violation would not result in any material adverse effect on the business, operations or financial condition of the Company, or its properties or assets. The Company has obtained and adhered to all necessary permits and other approvals necessary to store, dispose, and otherwise handle hazardous, toxic and polluting substances, the failure of which to obtain or adhere to would result in any material adverse effect on the business, operations or financial condition of the Company, or its properties or assets. The Company has reported, to the extent required by federal, state and local law, all past and present sites where hazardous, toxic or polluting substances, if any, from the Company have been treated, stored or disposed. The Company has not transported any hazardous, toxic or polluting substances or arranged for the transportation of such substances to any location which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended which claims would result in a material adverse effect on the business, operations or financial condition of the Company, or its properties or assets.

     SECTION 2.18  Employee Benefit Plans.
                   ----------------------

          (a) The Company has complied and currently is in compliance, both as to form and operation, with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Codes of 1954 and/or 1986, as amended, respectively (the "Code"), with respect to each "employee benefit plan" as defined under Section 3(3) of ERISA ("Plan") which the Company (i) has ever adopted, maintained, established or to which the Company has ever been required to contribute or to which the Company has ever contributed or (ii) currently maintains or to which the Company currently contributes or is required to contribute or (iii) currently participates in or is required to participate in.

          (b) The Company has never maintained, adopted or established, contributed or been required to contribute to, or otherwise participated in or been required to participate in, a "multi-employer plan" (as defined in Section 3(37) of ERISA). No amount is due or owing from the Company on account of a "multi-employer plan" (as defined in Section 3(37) of ERISA) or on account of any withdrawal therefrom.

          (c) Notwithstanding anything else set forth herein, the Company has not incurred any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA and other than liability for premiums due to the Pension Benefit Guaranty Corporation), the Code or other applicable law, which has not been satisfied in full, and no event has occurred, and there exists no condition or set of circumstances which could result in the imposition of any liability with respect to a Plan, including, without limitation, under ERISA (including, without limitation, Title I or Title IV of ERISA), the Code or other applicable law with respect to the Plan.

           (d) The Company has not committed itself, orally or in writing, to
(i) provide or cause to be provided to any person any payments or benefits in addition to, or in lieu of, those payments or benefits set forth under any Plan, or (ii) continue the payment of, or accelerate the payment of, benefits under any Plan, except as expressly set forth thereunder.

           (e) The Company has not committed itself, orally or in writing, to provide or cause to be provided any severance or other post-employment benefit, salary continuation, termination, disability, death, retirement, health or medical benefit, or similar benefit to any person (including, without limitation, any former or current employee) except as set forth under any Plan.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
           ------------------------------------------------

Each Purchaser severally represents and warrants to the Company that:

           (a) it is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Preferred Shares;

           (b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof;

           (c) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management;

           (d) the Preferred Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof in violation of the Securities Act;

           (e) it understands that (i) the Preferred Shares and the Conversion Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Preferred Shares (and, upon conversion thereof, the Conversion Shares) must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Preferred Shares and Conversion Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect; and

           (f) if it sells any Conversion Shares pursuant to Rule 144A promulgated under the Securities Act, it will take all necessary steps in order to perfect the exemption from registration provided thereby, including (i) obtaining information to enable it to establish a reasonable belief that the purchaser is a qualified institutional buyer and (ii) advising such purchaser that Rule 144A is being relied upon with respect to such resale.

SECTION 4. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS.
           -----------------------------------------------

The obligation of each Purchaser to purchase and pay for the Preferred Shares being purchased by it on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

           (a) Opinion of Company's Counsel.  The Purchasers shall have received
               ----------------------------
from Dechert Price & Rhoads, counsel for the Company, an opinion dated the Closing Date, in substantially the form attached as Exhibit B hereto.
                                                    ---------

           (b) Representations and Warranties to be True and Correct.  The
               -----------------------------------------------------
representations and warranties contained in Section 2 shall be true, complete and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the President and Treasurer of the Company shall have certified to such effect to the Purchasers in writing.

           (c) Performance.  The Company shall have performed and complied with
               -----------
all agreements contained herein required to be performed or complied with by it prior to or at the Closing Date, and the President and Treasurer of the Company shall have certified to the Purchasers in writing to such effect and to the further effect that all of the conditions set forth in this Section 4 have been satisfied.

           (d) All Proceedings to be Satisfactory.  All corporate and other
               ----------------------------------
proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.

           (e) Supporting Documents.  The Purchasers and their counsel shall
               --------------------
have received copies of the following documents:

               (i) (A) the Charter, certified as of a recent date by the Secretary of State of the State of Delaware, and (B) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company, the payment of all franchise taxes by the Company and listing all documents of the Company on file with said Secretary.

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date and certifying: (A) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (B) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors or the stockholders of the Company authorizing the execution, delivery and performance of this Agreement, the issuance, sale and delivery of the Preferred Shares and the reservation, issuance and delivery of the Conversion Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (C) that the Charter has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(B) above; and (D) to the incumbency and specimen signature of each officer of the Company executing this Agreement, the stock certificates representing the Preferred Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii); and

               (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel reasonably may request.

           (f) Charter.  The Charter shall read in its entirety as set forth in
               -------
Exhibit A.
---------

           (g) By-Laws.  The By-Laws shall read in their entirety as set forth
               -------
in Exhibit C.
   ---------

           (h) Transaction Agreements. The Transaction Agreements shall remain
               ----------------------
in full force and effect and the Company shall have obtained the necessary consents of the parties (other than from Fisher) to the Transaction Documents in order to enable the Purchasers to obtain the rights and benefits to the Transaction Documents (other than the Voting Agreement and other than with respect to 67,708 shares of Common Stock held by Fisher) as set forth in Section 2.2(c) above. The Purchasers hereby agree to be bound by the terms of the Operative Documents, as amended as contemplated by the preceding sentence.

           (i) Supplemental Voting Agreement.  The Company, the Purchasers and
               -----------------------------
the existing holders of the Series A Convertible Preferred Stock shall have entered into a Supplemental Voting Agreement dated as of the date hereof in substantially the form set forth in Exhibit D (the "Supplemental Voting
                                    ---------
Agreement").

SECTION 5.  COVENANTS OF THE COMPANY.
            ------------------------

The Company covenants and agrees with each of the Purchasers that for so long as any Series A Convertible Preferred Stock is outstanding:

     SECTION 5.1  Financial Statements, Reports, Etc.  The Company shall furnish
                  ----------------------------------
to each Purchaser who holds at least 400,000 Preferred Shares:

          (a) within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, prepared in accordance with generally accepted accounting principles and certified by a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company, provided that the Company's obligations under this Section 5.1 (a) shall terminate upon (i) the registration of the Company's securities under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or (ii3 the registration of the Company's securities under Section 1 2(g) of the Exchange Act and the admission to listing of such securities on the Nasdaq Stock Market;

          (b) within thirty days after the end of each month and each quarter in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of income, stockholders' equity and cash flows, unaudited but prepared in accordance with generally accepted accounting principles and certified by the Chief Financial Officer of the Company, such consolidated balance sheet to be as of the end of each month or quarter, as the case may be, and such consolidated statements of income, stockholders' equity and cash flows to be for such month or quarter, as the case may be, and for the period from the beginning of the fiscal year to the end of such month or quarter, as the case may be, in each case with comparative statements for the prior fiscal year, provided that the Company's obligations under this Section
5.1 (b) shall terminate upon (i) the registration of the Company's securities under Section 12(b) of the Exchange Act or (ii) the registration of the Company's securities under Section 12(g) of the Exchange Act and the admission to listing of such securities on the Nasdaq Stock Market;

          (c) at the time of any delivery of each annual financial statement pursuant to Section 5.1 (a), a certificate executed by the Chief Executive Officer of the Company stating that such officer has caused this Agreement and the Series A Convertible Preferred Stock to be reviewed and has no knowledge of any default by the Company in the performance or observance of any of the provisions of this Agreement or the Series A Convertible Preferred Stock or, if such officer has such knowledge, specifying such default and the nature thereof,

          (d) at the time of any delivery of each monthly and quarterly statement pursuant to Section 5.1 (b), a management narrative report explaining all material variances from forecasts and all material current developments in staffing, marking, sales and operations;

          (e) no later than sixty (60) days prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing;

          (f) promptly following receipt by the Company, each audit response letter, accountant's management letter and other written report submitted to the Company by its independent public accountants in connection with an annual or interim audit of the books of the Company or any of its subsidiaries;

          (g) promptly after the commencement thereof, notice of all actions, suits, claims, proceedings, investigations and inquiries of the type described in Sections 2.6 or 2.8 that could materially adversely affect the Company or any of its subsidiaries;

          (h) promptly upon sending, making available or filing the same, (i) all press releases, and (ii) all reports and financial statements that the Company sends or makes available to its stockholders or directors or files with the Securities and Exchange Commission; and

          (i) promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company and its subsidiaries as such Purchaser reasonably may request.

     SECTION 5.2  Reserve for Conversion Shares.  The Company shall at all times
                  -----------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

     SECTION 5.3  Corporate Existence.  The Company shall maintain and, except
                  -------------------
as otherwise permitted by Section 5.14 cause each of its subsidiaries to maintain, their respective corporate existence, rights and franchises in full force and effect.

     SECTION 5.4  Properties, Business, Insurance.  The Company shall maintain
                  -------------------------------
and cause each of its subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated, which insurance shall be deemed by the Company to be sufficient.

     SECTION 5.5  Inspection, Consultation and Advice.  The Company shall permit
                  -----------------------------------
and cause each of its subsidiaries to permit each Purchaser and such persons as such Purchaser may designate, at such Purchaser's expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom (subject to the prior execution and delivery to the Company of a confidentiality agreement in a reasonable form provided by the Company from time to time), discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Purchaser and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice.

     SECTION 5.6  Restrictive Agreements Prohibited.  Neither the Company nor
                  ---------------------------------
any of its subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of this Agreement, any Transaction Agreement, the By-Laws or the Charter.

     SECTION 5.7  Transactions with Affiliates.  Except for transactions
                  ----------------------------
contemplated by this Agreement or as otherwise approved by the Board of Directors, neither the Company nor any of its subsidiaries shall enter into any transaction with any director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its subsidiaries, member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or member of the family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof, except for transactions on customary terms related to such person's employment with the Company.

     SECTION 5.8  Expenses of Directors.  The Company shall promptly reimburse
                  ---------------------
in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Series A Convertible Preferred Stock for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof

     SECTION 5.9  Use of Proceeds.  The Company shall use the proceeds from the
                  ---------------
sale of the Preferred Shares solely for working capital.

     SECTION 5.10  Board of Directors Meetings.  The Company shall use its best
                   ---------------------------
efforts to ensure that meetings of its Board of Directors are held at least four times each year and at least once each quarter. In addition to the rights of the Purchasers set forth in the Supplemental Voting Agreement, the Company shall permit each Purchaser owning at least 400,000 Preferred Shares to have one representative attend each meeting of the Board of Directors of the Company and each meeting of any committee thereof and to participate in all discussions during each such meeting. The Company shall send to each Purchaser and each such representative the notice of the time and place of such meeting in the same manner and at the same time as it shall send such notice to its directors or committee members, as the case may be; provided, however, that the Company shall
                                       --------  -------
have no obligations with respect to notice or permitted attendance of a nondirector Purchaser's representative under this Section 5.10 in the event of any meeting of the Board of Directors, or portion thereof, as to which the Board shall reasonably conclude (and shall have notified each Purchaser of such conclusion) that the existence or potential existence of a significant conflict of interest or the necessity of confidentiality in the best interests of the Company and the stockholders precludes such notice or attendance. As a condition to attendance at any Board of Directors meeting, each Purchaser agrees that such Purchaser's representative may be required to sign and deliver to the Company a confidentiality agreement in a reasonable form provided by the Company from time to time. The Company shall also provide to each Purchaser and designee copies of all notices, reports, minutes and consents at the time and in the manner as they are provided to the Board of Directors or committee, except for information reasonably designated as proprietary information by the Board of Directors.

     SECTION 5.11 By-Laws.  The Company shall at all times maintain provisions
                  -------
in its Bylaws and/or Charter indemnifying all directors and officers against liability (and providing for expense reimbursement thereof to the extent contained therein on the date hereof) and absolving all directors from liability to the Company and its stockholders to the maximum extent permitted under the laws of the State of Delaware.

     SECTION 5.12 Performance of Contracts.  The Company shall not amend,
                  ------------------------
modify, terminate, waive or otherwise alter, in whole or in part, any of the Transaction Agreements with any person without the written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Preferred Stock, if any.

     SECTION 5.13 Vesting of Reserved Employee Shares.  The Company shall not
                  -----------------------------------
grant to any of its directors, employees or consultants options to purchase Common Stock which will become exercisable at a rate in excess of 20% per annum from the date of such grant without the unanimous written consent of those members of the Company's Board of Directors elected solely by the holders of Series A Convertible Preferred Stock.

     SECTION 5.14  Activities of Subsidiaries.  Without the unanimous consent of
                   --------------------------
the Company's Board of Directors (or unanimous consent of a special committee of the Board of Directors appointed by unanimous consent of the whole Board of Directors): (i) the Company shall not permit any subsidiary to consolidate or merge into or with or sell or transfer all or substantially all its assets, except that any wholly-owned subsidiary may (A) consolidate or merge into or with or sell or transfer assets to any other wholly-owned subsidiary, or (B) merge into or sell or transfer assets to the Company; (ii) the Company shall not sell or otherwise transfer any shares of capital stock of any subsidiary, except to the Company or any wholly-owned subsidiary, or permit any subsidiary to issue, sell or otherwise transfer any shares of its capital stock or the capital stock of any subsidiary, except to the Company or any wholly-owned subsidiary; or (iii) the Company shall not permit any subsidiary to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or any wholly-owned subsidiary.

     SECTION 5.15  Compliance with Laws.  The Company shall comply, and cause
                   --------------------
each subsidiary to comply, in all material respects with all applicable laws, rules, regulations and orders.

     SECTION 5.16  Keeping of Records and Books of Account.  The Company shall
                   ---------------------------------------
keep, and cause each subsidiary to keep, adequate and accurate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     SECTION 5.17  Change in Nature of Business.  The Company shall not make, or
                   ----------------------------
permit any subsidiary to make, any material change in the nature of its business as contemplated on the date hereof.

     SECTION 5.18  U.S. Real Property Interest Statement.  The Company shall
                   -------------------------------------
provide prompt written notice to each Purchaser following any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)(i)) on which the Company becomes a United States real property holding corporation. In addition, upon a written request by any Purchaser, the Company shall provide such Purchaser with a written statement informing the Purchaser whether such Purchaser's interest in the Company constitutes a U.S. real property interest. The Company's determination shall comply with the requirements of Treasury Regulation Section 1.897-2(h)(1) or any successor regulation, and the Company shall provide timely notice to the Internal Revenue Service, in accordance with and to the extent required by Treasury Regulation Section 1.897-2(h)(2) or any successor regulation, that such statement has been made. The Company's written statement to any Purchaser shall be delivered to such Purchaser within ten (10) days of such Purchaser's written request therefor. The Company's obligation to furnish a written statement pursuant to this Section 5.18 shall continue notwithstanding the fact that a class of the Company's stock may be regularly traded on an established securities market.

     SECTION 5.19  Rule 144A Information.  The Company shall, at all times
                   ---------------------
during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, provide in writing, upon the written request of any Purchaser or a prospective buyer of Preferred Shares or Conversion Shares from any Purchaser, all information required by Rule 144A(d)(4)(i) of the General Regulations promulgated by the Commission under the Securities Act ("Rule 144A Information"). The Company also shall, upon the written request of any Purchaser, cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Preferred Shares or Conversion Shares, as the case may be, for trading through PORTAL. The Company's obligations under this Section 5.19 shall at all times be contingent upon the relevant Purchaser's obtaining from the prospective buyer of Preferred Shares or Conversion Shares a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than a person who will assist such buyer in evaluating the purchase of any Preferred Shares or Conversion Shares.

           (a) Termination of Covenants.  The covenants set forth in Sections
               ------------------------
5.18 and 5.19 shall terminate and be of no further force or effect as to each of the Purchasers when such Purchaser no longer holds any shares of capital stock of the Company. All of the other covenants set forth in this Section 5 shall terminate and be of no further force or effect as to a Purchaser when such Purchaser owns less than 50,000 Preferred Shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Series A Convertible Preferred Stock).

SECTION 6. SURVIVAL AND INDEMNIFICATION
           ----------------------------

     SECTION 6.1  Survival of Representations and Warranties.  The
                  ------------------------------------------
representations and warranties of the Company contained in Section 2 hereof shall survive the Closing, but shall expire upon the earlier of (i) two (2) years from the Closing Date or (ii) three (3) months from the date that a Purchaser reasonably knew of a breach of a representation, warranty or covenant of the Company, except (a) with respect to and to the extent of any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given by a Purchaser to the Company prior to such expiration and (b) the representations and warranties contained in Sections 2.2(a), 2.2(b) and 2.4 shall survive indefinitely.

     SECTION 6.2  Indemnification by the Company.
                  ------------------------------

           (a) Subject to Section 6.1, the Company hereby agrees to indemnify and hold each Purchaser harmless from and against, and agrees promptly to defend each Purchaser from and reimburse each Purchaser for, any and all actions, suits, proceedings, losses, damages, costs, expenses, liabilities, obligations, and claims of any kind or nature whatsoever which may be incurred by or asserted against or involve a Purchaser, including, without limitation, reasonable attorneys' fees and other legal costs and expenses ("Losses"), arising out of or in any way relating to (i) any breach by the Company in any material respect of any of the Company's representations or warranties set forth in Section 2; or
(ii) any failure by the Company to carry out, perform, satisfy and discharge any covenants, agreements, undertakings, liabilities or obligations to be performed by it pursuant to the terms of this Agreement of any of the documents delivered by the Company pursuant to this Agreement.

           (b) In the event of a claim against a Purchaser arises to which the indemnity of Section 6.2(a) of this Agreement is applicable, notice shall be given promptly by such Purchaser to the Company and the Company shall have the right to control all settlements (unless such Purchaser agrees to assume the cost of settlement) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Company. A Purchaser asserting a claim may select counsel to participate in any such defense at the sole cost and expense of such Purchaser. In connection with any such claim, action, or proceeding, the parties shall cooperate with each other and provide each with access to relevant books and records in their possession.

           (c) The Purchasers may not make any claim for indemnification as to any matter disclosed as an exception in Schedule II.
                                        -----------

SECTION 7. MISCELLANEOUS
           -------------

     SECTION 7.1  Expenses.  Each party hereto will pay its own expenses in
                  --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated provided, however, the Company will reimburse the Purchasers for legal fees and expenses incurred in connection with this transaction, up to a maximum of $15,000.

     SECTION 7.2  Survival of Agreements.  Except as otherwise specified herein,
                  ----------------------
all covenants, agreements, representations and warranties made herein or in the Transaction Agreements or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares, and all statements contained in any certificate or other instrument delivered by the Company hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company.

     SECTION 7.3  Brokerage.  Each party hereto will indemnify and hold harmless
                  ---------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

     SECTION 7.4  Parties in Interest.  All representations, covenants and
                  -------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchasers shall inure to the benefit of any and all subsequent holders from time to time of Preferred Shares or Conversion Shares.

     SECTION 7.5  Notices.  All notices, requests, consents and other
                  -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

           (a) if to the Company, c/o Falcon Technology Partners, L.P., 600 Dorset Road, Devon, PA 19333 Attention: President, with a copy to: Henry Nassau, Esq., Dechert, Price

& Rhoads, 4000 Bell Atlantic Tower, 1717 Arch Street, Philadelphia, PA 19103-2793 (Facsimile No. (215) 994-2222); and

           (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I
   ----------

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     SECTION 7.6  Governing Law.  This Agreement shall be governed by and
                  -------------
construed in accordance with the laws of the State of Delaware.

     SECTION 7.7  Entire Agreement.  This Agreement, including the Schedules and
                  ----------------
Exhibits hereto, constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. All Schedules and Exhibits hereto are hereby incorporated herein by reference.

     SECTION 7.8  Purchasers' Representations and Warranties Several and Not
                  ----------------------------------------------------------
Joint. The Company acknowledges and agrees that the representations and
-----
warranties of each of the Purchasers set forth in Section 3 hereof are made severally and not jointly, and any liability of a Purchaser for breach of such representations and warranties made by such Purchaser shall be the sole liability and obligation of such Purchaser and no other Purchaser shall be held liable for such breach.

     SECTION 7.9  Further Assurances.  Each party hereto shall cooperate and
                  ------------------
take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

     SECTION 7.10  Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION 7.11  Amendments.  This Agreement may not be amended or modified,
                   ----------
and no provisions hereof may be waived, except with the written consent of the Company and the holders of Preferred Shares which are convertible into a number of shares of Common Stock, and/or shares of Common Stock issued upon conversion of Preferred Shares, constituting at least two-thirds of the outstanding shares of Common Stock issued or issuable upon conversion of the Preferred Shares.

     SECTION 7.12  Severability.  If any provision of this Agreement shall be
                   ------------
declared void or unenforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     SECTION 7.13  Titles and Subtitles.  The titles and subtitles used in this
                   --------------------
Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

     SECTION 7.14  Certain Defined Terms.  As used in this Agreement, the
                   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "person" shall mean an individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof, or other entity.

          (b) "subsidiary" shall mean, as to the Company, (i) any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) or (ii) any partnership, limited liability company or similar entity of which more than 50% of the ownership interests, or any percentage of general partner or managing member interest, is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.

     IN WITNESS WHEREOF, the Company, and the Purchasers have executed this Agreement as of the day and year first above written.

                                 GENOMICA CORPORATION


                                 By: /s/ James L. Rathmann
                                    ------------------------------------------
                                         James L. Rathmann
                                         President

[Corporate Seal]

                                 PURCHASERS:

                                 FALCON TECHNOLOGY II PARTNERS, L.P.

                                 By: FALCON TECHNOLOGY MANAGEMENT CORPORATION, general partner


                                 By: /s/ James L. Rathmann
                                    ------------------------------------------
                                         James L. Rathmann
                                         President

                                 ARCH VENTURE FUND III, L.P.

                                 By: ARCH VENTURE PARTNERS, L.L.C., general
                                 partner


                                 By: /s/ Robert  Nelson
                                    ------------------------------------------
                                     Managing Director


                                 BOULDER VENTURES, L.P.

                                 By: BV PARTNERS, L.L.C.
                                       General Partner


                                 By: /s/ Kyle Lefkoff
                                    ------------------------------------------
                                     Manager

                                 PEGASUS TECHNOLOGY VENTURES, L.L.C.


                                 By: /s/ Kenneth Collins, Manager
                                    ------------------------------------------
                                         Kenneth Collins, Manager

                                 THE CARUTHERS FAMILY, L.L.C.


                                 By: /s/ Marvin H. Caruthers, Manager
                                    ------------------------------------------
                                         Marvin H. Caruthers, Manager

                                  SCHEDULE I

                                                                    Aggregate Purchase Price
                                        Number of Preferred         for Preferred Shares at
Purchaser                              Shares to be Purchased           $.6024 per share
---------                              ----------------------       ------------------------
Falcon Technology Partners, L.P.               1,660,050                    $1,000,000

ARCH Venture Fund III, L.P.                      830,025                    $  500,000

Boulder Ventures, L.P.                           581,017                    $  350,000

Pegasus Technology Ventures, L.L.C.              124,504                    $   75,000

The Caruthers Family, L.L.C.                     124,504                    $   75,000

                                               3,320,100                     2,000,000

                                  SCHEDULE II

Section 2.8(a) Pursuant to a certain License Agreement between the Company and Cold Spring Harbor Laboratory dated as of January 6, 1996, the Company is licensee of the Patent Rights, Licensed Copyrights and Technical Information (as such terms are defined in such agreement), subject to the rights of the Cold Spring Harbor Laboratory and the federal government as set forth therein.

Section 2.15 Except for the Transaction Documents (as defined in the Agreement to which this Schedule II is attached), there are no agreements with officers, directors or 5% holders except for:

     1. The License Agreement referred to in Section 2. 8(a) of this Schedule II; and

     2. A Letter Agreement dated October 28, 1996 between the Company and Dr. Thomas Marr, whereby Dr. Marr will become Chief Executive Officer of the Company following completion of the transactions contemplated by this Agreement.

                             AMENDMENT TO SERIES A

                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     THIS AMENDMENT TO SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Amendment") is entered into as of the ____ day of June 1997, by and among Genomica Corporation, a Delaware corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto (the "Purchasers").

     WHEREAS, the Purchasers are parties to that certain Series A Convertible Preferred Stock Purchase Agreement by and among the Company and such Purchasers, dated as of February 28, 1997 (the "Agreement"); and

     WHEREAS, the Company and the Purchasers desire to amend that Agreement.

     NOW THEREFORE, in consideration of the foregoing, the Agreement is hereby amended as follows:

1.   Section 1.2 Closing This paragraph is amended in its entirety to read
                 -------
as follows:

     SECTION 1.2 Closing
                 -------

          (a) Closing. The closing of the purchase and sale of Preferred Shares hereunder (the "Closing") shall take place at the offices of Dechert Price & Rhoads, Philadelphia, at 10:00 a.m., New York time, on February 28, 1997 (the "First Closing Date"), or at such other location, date and time as may be agreed upon between the Purchasers and the Company. At the Closing, the Company shall issue and deliver to each Purchaser a stock certificate or certificates in definitive form, registered in the name of such Purchaser, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date each Purchaser shall (i) transfer to the account of the Company by wire transfer the amount set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price for Preferred Shares" on Schedule I, (ii) if applicable,
                                             ----------
     deliver to the Company for cancellation promissory notes issued by the Company in the amount of such sum or (iii) delivery or transfer such sum to the Company by any combination of such methods of payment. Notwithstanding the preceding sentence, a Purchaser may give written notice to the Company not later than (2) business days prior to the Closing Date, that such Purchaser desires to deliver its consideration at such time not later than sixty (60) days following the Closing Date. Upon delivery of such notice, such Purchaser shall be obligated, without any further condition, to deliver its consideration no later than the date specified in the notice. The Company shall not be obligated to deliver any stock certificates and such Purchaser shall have no rights as a stockholder in the Company until such Purchaser delivers its consideration to the Company.

                                      1.

     (b) Purchases and Sales Subsequent to the Closing. If less than all of the Shares are sold on the First Closing Date, subject to the terms and conditions of this Agreement, the Company may sell, on or before June 29, 1997 up to the balance of the authorized but unissued Shares to such persons as the Company may determine at the same price per share as the Shares purchased and sold on the First Closing Date. Any such sale shall be upon the same terms and conditions as those contained herein, may occur on one or more occasions and such persons or entities shall become parties to this Agreement and shall have the rights and obligations of a Purchaser hereunder. Such persons or entities may become parties to such agreements (i) by appending additional signature pages to such agreements containing their signatures and (ii) by appending additional pages to or revising the Schedule I of each such agreement appropriately. In the event there is more than one Closing, the term "Closing" shall apply to each such Closing unless otherwise specified and the term "Shares" shall apply to all shares of the Company's Series A Convertible Preferred Stock sold and issued at each such closing.

2.   Section 4(a) is amended to read as follows:

     (a) Opinion of Company's Counsel. The Purchasers on First Closing Date
         ----------------------------
shall have received from Dechert Price & Rhoads, counsel for the Company, an opinion dated the First Closing Date, in substantially the form attached as Exhibit B hereto. Subsequent Purchasers shall not receive an opinion from counsel for the Company.

3.   Governing Law. This Amendment shall be governed by and construed under the
     -------------
laws of the State of Colorado as applied to agreements among Colorado residents, made and to be performed entirely within the State of Colorado.

4.   Counterparts. This Amendment may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.   Continuing Effect. The Series A Convertible Preferred Stock Purchase
     -----------------
Agreement, as amended hereby, shall remain in full force and effect.

                                      2.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of June __, 1997.

                                   Gemonica Corporation, a Delaware corporation

                                   By: /s/ James Rathmann
                                      -----------------------------------------
                                        James Rathmann, President

                                   Falcon Technology II Partners, L.P.

                                   By:  Falcon Technology Management
                                        Corporation, general partner

                                   By: /s/ James Rathmann
                                      -----------------------------------------
                                        James Rathmann, President

                                   Arch Venture Fund III, L.P.

                                   By: Arch Venture Partners, L.L.C., general
                                   partner

                                   By: /s/ Robert Nelson
                                      -----------------------------------------
                                        Managing Director

                                   Boulder Ventures, L.P.

                                   By: BV Partners, L.L.C., general partner

                                   By: /s/ Kyle Lefkoff
                                      -----------------------------------------
                                        Kyle Lefkoff, Manager

                                   Pegasus Technology Ventures, L.L.C

                                   By: /s/ Kenneth Collins
                                      -----------------------------------------
                                        Kenneth Collins, Manager

                                   The Caruthers Family, L.L.C.

                                   By: /s/ Marvin H. Caruthers
                                      -----------------------------------------
                                        Marvin H. Caruthers, Manager

                                      3.

                                       Prior Stockholders:

                                       Falcon Technology Partners, L.P.

                                       By: /s/ James Rathmann
                                          --------------------------------------
                                           James Rathmann, General Partner

                                       Harris & Harris Group, Inc.

                                       By: /s/ David C. Johnson, Jr.
                                          --------------------------------------
                                           David C. Johnson, Jr., Executive Vice
                                           President

                                      4.

                         SECOND AMENDMENT TO SERIES A

                CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

    This Amendment to the Series A Convertible Preferred Stock Purchase Agreement (the "Second Amendment") is entered into as of the 6th day of October, 1997, by and among Genomica Corporation, a Delaware corporation (the "Company") and the holders of shares of Series A Convertible Preferred Stock (individually, a "Purchaser" and collectively, the "Purchasers").

    Whereas, the Purchasers are parties to that certain Series A
Convertible Preferred Stock Purchase Agreement by and among the Company and such Purchasers, dated as of February 28, 1997, as amended (the "Purchase Agreement"); and

    Whereas, the Company and the Purchasers desire to amend the Purchase Agreement.

    Now Therefore, in consideration of the foregoing, the Purchase Agreement is hereby amended and restated as follows:

1. Subsection (b) of Section 1.2 is amended and restated to read in its entirety as follows:

    "(b) Purchases and Sales Subsequent to the Closing. If less than all of the Shares are sold on the First Closing Date and the closing on June 14, 1997 (the "Second Closing Date"), subject to the terms and conditions of this Agreement, the Company may sell, on or before October 31, 1997, up to the balance of the authorized but unissued Shares to such persons as the Company may determine at the same price per share as the Shares purchased and sold on the First and Second Closing Dates. Any such sale shall be upon the same terms and conditions as those contained herein, may occur on one or more occasions and such persons or entities shall become parties to the Agreement and the Second Amendment hereto dated as of October 6, 1997 (the "Second Amendment") and shall have the rights and obligations of a Purchaser hereunder. Such persons or entities may become parties to this Agreement (i) by appending additional signature pages to the Second Amendment containing their signatures and (ii) by appending additional pages to or revising the Schedule I of this Agreement appropriately pursuant to the Second Amendment. In the event there is more than one closing, the term "Closing" shall apply to each such closing unless otherwise specified and the term "Shares" shall apply to all shares of the Company's Series A Convertible Preferred Stock sold and issued at each such closing."

2.  Section 2.2(a) is amended and restated to read in its entirety as follows:

    "(a)  The execution and delivery by the Company of the Second
Amendment, the Second Amendment dated as of October 6, 1997 (the "Second Voting Amendment") to the Supplemental Voting Agreement (as hereinafter defined), the Amendment dated as of October 6, 1997 (the "Registration Rights Amendment") to the Registration Rights Agreement (as hereinafter defined), and the Series A Rights Agreement dated as of October 6, 1997 (the "Series A Rights Agreement") (collectively, the "October Series A Documents") and the performance by the Company of its obligations under this Agreement and under the Registration

                                       1.

Rights Agreement, as amended to date, the Supplemental Voting Agreement, as amended to date, and the Series A Rights Agreement, the issuance, sale and delivery of the Preferred Shares and the issuance and delivery of the Conversion Shares have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Restated Certificate of Incorporation of the Company, as amended (the "Charter") or the By-laws of the Company (the "By-Laws"), as amended, or any provision of any indenture, agreement or other instrument to which the Company, any of its subsidiaries or any of their respective properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any of its subsidiaries. To the best of the Company's knowledge, the execution, delivery and performance of this Agreement does not violate, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default by any other party under any other indenture, agreement or instrument."

3.  Section 2.4 is amended and restated to read in its entirety as follows:

    "SECTION 2.4  Authorized Capital Stock.  The authorized capital stock of the
                  ------------------------
Company consists of (i) 18,000,000 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), all of which have been designated Series A Convertible Preferred Stock, and (ii) 22,000,000 shares of Common Stock. Immediately prior to the Closing, 6,723,500 shares of Series A Convertible Preferred Stock and 2,747,308 shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and 6,723,500 shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock. Immediately after giving effect to the Closing, the stockholders of record and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire equity securities of the Company, and the number of shares of Common Stock and the number of such subscriptions, warrants, options, convertible securities, and other such rights held by each, will be as set forth in the attached Schedule III. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of authorized capital stock of the Company are as set forth in the Charter, a copy of which is attached as Exhibit A, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws. Except as set forth in the attached Schedule III, (i) no person owns of record or is known to the Company to own beneficially any share of Common Stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities of the Company is authorized or outstanding and (iii) except as provided by this Agreement and the Charter, there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. Except as provided for in the Charter, the Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its equity securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as provided for in the Charter, and the agreements set forth on

                                       2.

Schedule II, there are no voting trusts or agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company or any of its subsidiaries to which the Company or any of its subsidiaries or, to the Company's knowledge, any other person or entity, is a party. All of the outstanding securities of the Company were issued in compliance with all applicable Federal and state securities laws."

4. Sections 2.9, 2.10, 2.11, 2.12, 2.13 and 2.15 are hereby amended and restated to read in their entirety as follows:

     "SECTION 2.9   Financial Statements; Undisclosed Liabilities.  The Company
                    ---------------------------------------------
has furnished to the Purchasers the unaudited consolidated balance sheet of the Company as of December 31, 1996 and August 31, 1997 and the related unaudited consolidated statements of operations, shareholders' equity (net capital deficiency), and cash flows of the Company for the respective twelve and eight month periods then ended, certified by the principal financial officer of the Company. Such financial statements are complete and correct, subject to final year-end and audit adjustments, have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and fairly present in all material respects the consolidated financial position of the Company as of such respective dates, and the consolidated results of its operations and cash flows for the respective periods then ended. To the best knowledge of the Company, as of August 31, 1997, the Company had no liability or obligation of a nature required to be set forth on balance sheet according to GAAP, except to the extent reflected as a liability on the financial statements described in this Section 2.9."

     "SECTION 2.10  Litigation.  Other than as set forth on Schedule 2.10
                    ----------
hereto, there are no (nor to the Company's knowledge is there any reasonable basis for any) (a) actions, suits, proceedings or investigations at law or in equity or by or before any governmental instrumentality or other agency now pending or to the Company's knowledge, threatened against or affecting the Company, or (b) judgments, decrees, injunctions or orders of any court, governmental department, commission, agency, instrumentality or arbitrator against or affecting the Company."

     "SECTION 2.11  Events Subsequent to August 31, 1997.  Since August 31,
                    ------------------------------------
1997, there has not been any material adverse change, whether individually or in the aggregate, in the assets, liabilities, income, business, operations or prospects of the Company. Since August 31, 1997, except as set forth in
Schedule II hereto or as contemplated hereby, the Company has not (i) issued any stock, bonds or other securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent), including guarantees, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on its balance sheet as of August 31, 1997 referred to in
Section 2.9 hereof and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities or interests, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet due and payable, (vi) sold, assigned or transferred any of its tangible assets, except in the

                                       3.

ordinary course of business, or canceled any debts or claims, (vii) sold, assigned or transferred any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets, (viii) made any changes in officer compensation, or (ix) entered into any transaction except in the ordinary course of business."

     "SECTION 2.12  Title to Properties.  The Company has good and marketable
                    -------------------
title to all of its owned properties and assets, free and clear of all mortgages, pledges, security interests, liens, charges and other encumbrances, except for Permitted Encumbrances (as defined below). As of the Closing and after giving effect to the transactions contemplated hereby, the Company will have good and marketable title to all its properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances, except under for Permitted Encumbrances. As used herein, "Permitted Encumbrances" means any mortgages, pledges, security interests, liens, charges and other encumbrances (i) as described in Schedule II hereto,
(ii) liens for current taxes, assessments and other governmental charges not overdue, (iii) mechanic's, materialmen's and similar liens which may have arisen in the ordinary course of business and which, in the aggregate, would not be material to the financial condition of the Company, (iv) security interests securing indebtedness not in default for the purchase price of or lease rental payments on property purchased or leased under capital lease arrangements in the ordinary course of business, and (v) minor imperfections of title, if any, not material in amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company. The Company is in compliance with all of its leases and, to its knowledge, holds a valid leasehold interest in all of its properties free and clear of all liens, charges and other encumbrances."

     "SECTION 2.13  Taxes.  The Company has timely filed all tax returns
                    -----
(federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for."

     "SECTION 2.15  Compensation Arrangements.  Except as set forth in Schedule
                    -------------------------
II hereto, (i) the Company is not a party to any employment or deferred compensation agreements that require payments by the Company to any individual in excess of $100,000, or in the aggregate, in excess of $500,000, in each case,
(ii) the Company does not have any bonus, incentive or profit-sharing plans that would require payments by the Company to any individual in an amount equal to or exceeding $50,000 in any one year, and (iii) there are no existing material arrangements or proposed material transactions between the Company and any officer or director or holder of more than 5% of the capital stock of the Company. Complete and correct copies of all written arrangements described in the preceding sentence as in effect on the date hereof have been delivered to Purchasers and shall be amended to the satisfaction of Purchasers prior to the Closing."

                                       4.

5.   The following Sections 2.19 and 2.20 shall be added to read as follows:

     "SECTION 2.19  Compliance with Other Instruments.  The Company is not in
                    ---------------------------------
violation or default of any provision of the Charter or By-laws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to the Company which would have a material adverse effect on the Company. The Company does not have any knowledge of any termination or material breach or anticipated termination or material breach by the other parties to any material contract or commitment to which it is a party or to which any of its assets is subject. To the Company's knowledge, there are no warranty claims or other uninsured claims against the Company under completed contracts which might involve a material monetary liability which is not reserved against in the Financial Statements."

     "SECTION 2.20  Disclosure/Business Plan.  The Company has fully provided
                    ------------------------
each Investor with all the information which such Investor has requested for deciding whether to purchase the Series A Preferred Stock sold hereunder and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Registration Rights Agreement, the Voting Agreement, the Consent and Amendment Agreement dated as of February 28, 1997, nor any other statements or certificates made or delivered in connection herewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading."

6.   Section 4(a) shall be amended and restated to read as follows:

     "(a) Opinion of Company's Counsel.  Invesco shall have received from Cooley
          ----------------------------
Godward LLP, counsel for the Company, an opinion dated as of the date of the Closing, in substantially the form attached hereto as Exhibit B."

7.   New Sections 4(j) and 4(k) shall be added to read as follows:

     "(j) Minimum Sale.  With respect to the October 1997 Closing, the Company
          ------------
shall have received subscriptions to invest at least $3,000,000 in shares of the Company's Series A Convertible Preferred Stock at such Closing.

     "(k) Execution of Agreements; Filing of Certificate.  The October Series A
          ----------------------------------------------
Documents shall be executed by the parties thereto and the Certificate of Amendment to the Charter to be filed in connection with the October 1997 Closing shall be filed with the Secretary of State of Delaware."

8. The first sentence of Section 5 shall be amended and restated to read in its entirety as follows:

     "The Company covenants and agrees with each of the Purchasers that, until the completion of a firmly underwritten public offering of the Company's Common Stock at a price of at least $2.50 per share and which raises at least $5,000,000 of gross proceeds to the Company, for so long as any Series A Convertible Preferred Stock is outstanding:"

                                       5.

9. Section 6.1 shall be amended and restated to read in its entirety as follows:

     "SECTION 6.1   Survival of Representations and Warranties.  The
                    ------------------------------------------
representations and warranties of the Company contained in Section 2 hereof shall survive the Closing, but shall expire upon the earlier of (i) two (2) years from the Closing Date or (ii) three (3) months from the date that a Purchaser learned of a breach of a representation, warranty or covenant of the Company, except (a) with respect to and to the extent of any claim of which written notice specifying, in reasonable detail, the nature and amount of the claim has been given by a Purchaser to the Company prior to such expiration and
(b) the representations and warranties contained in Sections 2.2(a), 2.2(b) and
2.4 shall survive indefinitely.

10. Section 7.1 shall be amended and restated to read in its entirety as follows:

     "SECTION 7.1   Expenses.  Each party hereto will pay its own expenses in
                    --------
connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; provided, however, that the Company will reimburse the reasonable fees and expenses of Freeborn and Peters, special counsel to Invesco Global Health Sciences Fund, in an aggregate amount not to exceed $7,500."

11. Section 7.5 shall be amended and restated to read in its entirety as follows:

     "SECTION 7.5   Notices.  All notices, requests, consents and other
                    -------
communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

          (a)  if to the Company, 4001 Discovery Drive, Boulder, Colorado 80303,
Attention: President, with a copy to James C. T. Linfield, 2595 Canyon Boulevard, Suite 250, Boulder, Colorado 80302; and

          (b) if to any Purchaser, at the address of such Purchaser set forth in Schedule I,

or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others. Such notice shall be effective upon receipt, if hand delivered, five days after deposit in a U.S. post office box if mailed, or upon confirmation of receipt if sent by telecopier or telex.

12. Schedule I and the signature pages to the Purchase Agreement and the Amendment are hereby amended by appending thereto the subscriptions or additional subscriptions (as the case may be) set forth in the Addendum to
Schedule I attached hereto and the Closing Signature Pages attached hereto, respectively.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                       6.

     In Witness Whereof, the parties have executed this Amendment to be effective as of the 6th day of October, 1997.

                                   Genomica Corporation, a Delaware
                                     corporation

                                   By: /s/ Thomas G. Marr
                                      _______________________________
                                      Dr. Thomas G. Marr, President

                                   Purchasers:

                                   Falcon Technology II Partners, L.P.



                                   By:/s/ James Rathmann
                                      ________________________________
                                      James Rathmann, General Partner

                                   Arch Venture Fund III, L.P.

                                   By: Arch Venture Partners, L.L.C.,
                                       general partner

                                   By: /s/ Steve Lazarus
                                      ________________________________
                                      Managing Member


                                   Boulder Ventures, L.P.

                                   By: BV Partners, L.L.C., general partner

                                   By: /s/ Kyle Lefkoff
                                      ________________________________
                                      Kyle Lefkoff, Manager


                                   Pegasus Technology Ventures, L.L.C.


                                   By: /s/ Kenneth Collins
                                      ________________________________
                                      Kenneth Collins, Manager

             Second Amendment to Series A Stock Purchase Agreement

                                             The Caruthers Family, L.L.C.

                                             By: /s/ Marvin H. Caruthers
                                                 ______________________________
                                                 Marvin H. Caruthers, Manager


                                             Frank Bonsal


                                             __________________________________
                                             Frank Bonsal

             Second Amendment to Series A Stock Purchase Agreement

                             Genomica Corporation

            Series A Convertible Preferred Stock Purchase Agreement

                                Signature Page


                                             Invesco Global Health Sciences Fund


                                             By: /s/ Ronald L. Grooms
                                                 _______________________________

                                             Name: Ronald L. Grooms
                                                   _____________________________

                                             Title: Treasurer
                                                    ____________________________


                                             Invesco Global Health Sciences Fund


                                             By: /s/ Glen A. Payne
                                                 _______________________________

                                             Name: Glen A. Payne
                                                   _____________________________

                                             Title: Secretary
                                                    ____________________________


             Second Amendment to Series A Stock Purchase Agreement

            Series A Convertible Preferred Stock Purchase Agreement

                Addendum to Schedule I - Schedule of Purchasers


Purchaser                                    Number of Shares           Price
---------                                    ----------------         ----------

Invesco Global Health Sciences Fund               2,490,075           $1,500,000
Falcon Technology Partners, L.P.                  1,660,050           $1,000,000
Arch Venture Fund III, L.P.                       1,245,038           $  750,000
Boulder Ventures, L.P.                              249,008           $  150,000
Pegasus Technology Ventures, L.L.C.                  41,501           $   25,000
Caruthers Family, L.L.C.                             83,003           $   50,000

                            Addendum to Schedule I